VOICE ASSIST, INC. (MUEX) - Announces Closing of Transaction with SpeechPhone, LLC

October 4, 2010, Lake Forest, California – Voice Assist, Inc. (Voice Assist) (formerly Musician’s Exchange) (OTCBB:MUEX) announced today that it has completed the purchase of the assets of Speechphone, LLC (“SpeechPhone”), a Delaware  limited liability company and its related entities.

The Agreements with SpeechPhone LLC, VoiceAssist LLC, MDM Intellectual Property LLC, SpeechCall LLC, and SpeechCard LLC, provide Voice Assist with the ownership of 100% of the assets of SpeechPhone, LLC, and its related entities, which assets provide Voice Assist with the ability to host a speech technology platform which currently serves over 8,000 subscribers and completes approximately 60,000 calls per day. The technology empowers mobile staff members and especially drivers to use speech commands to access data and send email or text messages by voice instead of typing.

Under the terms of the Agreement, Michael D. Metcalf has become a director and the new CEO of Voice Assist.

Michael Metcalf, the founding member of SpeechPhone stated, “We are excited to take the important step of becoming a public company as we provide new ways to access information through speech technology.  As a public company, we are now well positioned to access the capital markets and create public awareness of our many technologies and service offerings, including the life-saving hands-free safe driving solution now available at www.voiceassist.com”.

About Voice Assist:

Voice Assist is a hosted speech applications company focused on enabling access to any information through any device using speech technology. Our award winning technology allows consumers and business clients to use simple voice commands to dial, email, text or post to social networks.  The company offers private labeled versions to wireless and wireline carriers as well as marketing companies.  Voice Assist functionality powers many new service offerings, including a safe driving application that enables drivers to keep their eyes on the road rather than on the phone.  Maximizing driving safety and improving personal productivity are just a few of its many benefits.

For more information or to activate a free trial account visit the company’s web site at www.voiceassist.com

Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the acquisition of SpeechPhone’s assets and the related entity’s assets and any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, our ability to successfully operate and maintain the assets purchased and the ability to continually have access to cost effective carrier services, speech servers, software licenses, hardware, switches, routers and related equipment which are critical to provide the services contemplated herein.  Additional risks are involved with management changeover, sales, costs of operations, delays, continued maintenance of the operating business, marketing, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For Further information go to www.voiceassist.com

Contact:
Voice Assist, Inc.                                                                      Summit Capital USA, Inc.
Michael D. Metcalf, CEO                                                          Gregg C. Johnson, CEO
(949) 655-1611                                                                        (480) 588-3334
michael@voiceassist.com                                                           gjohnson@summitcapusa.com